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                                                                     EXHIBIT 5.1

             [FORM OF LEGAL OPINION OF JONES, DAY, REAVIS & POGUE]


                                         , 1999



GreenMountain.com Company
55 Green Mountain Drive
South Burlington, Vermont  05403


               Re: Underwritten Offering of up to 28,750,000 Shares of Common Stock, par value $0.01 per share, of GreenMountain.com Company
                    ---------------------------------------

Ladies and Gentlemen:

     We are acting as counsel to GreenMountain.com Company, a Delaware corporation (the "Company"), in connection with the offering and sale of up to 28,750,000 shares (the "Shares") of common stock, par value $0.01 per share, pursuant to the Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company and Prudential Securities Incorporated, Banc Boston Robertson Stephens, BT Alex. Brown, Volpe Brown Whelan & Company, FAC/Equities, First Union Capital Markets, The Robinson-Humphrey Company and E*OFFERING as the Representatives of the several Underwriters (the "Underwriters") to be named in Schedule I thereto.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and subject to the qualifications and limitations hereinafter specified, we are of the opinion that the Shares are duly authorized and, when issued and delivered to the Underwriters in accordance with the Underwriting Agreement against payment of the consideration therefor as provided therein and as contemplated by the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company to effect the registration of the Shares under the Securities Act of 1933, as amended, will be validly issued, fully paid and nonassessable.

     In rendering the foregoing opinion, we have (i) assumed the authenticity of all documents represented to us to be originals, the conformity to original documents of all copies of documents submitted to us, the accuracy and completeness of all corporate records made available to us by the Company, the accuracy of the statements contained in the certificates described in the following clause (ii) and the genuineness of all signatures that purport to have been made in a
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GreenMountain.com Company
    , 1999
Page 2


corporate, governmental, fiduciary or other capacity, and that the persons who affixed such signatures had authority to do so, and (ii) relied, as to certain factual matters, without any independent investigation, inquiry or verification, upon certificates of officers of the Company and public officials.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                               Very truly yours,